Consent of Abhishek Jain

Pursuant to Rule 438 under the Securities Act of 1933, as amended, and in accordance with Item 401(a) of Regulation S-K promulgated by the Securities and Exchange Commission, the undersigned hereby consents to be named as a prospective director of SouthPeak Interactive Corporation in the proxy statement/ prospectus forming a part of the registration statement on Form S-4 of SouthPeak Interactive Corporation initially filed with the Securities and Exchange Commission on January 16, 2008, as amended from time to time.

/s/ Abhishek Jain
Abhishek Jain
Dated:	January 16, 2008